August 2024

Pricing Supplement No. 3,602

Registration Statement Nos. 333-275587; 333-275587-01

Dated August 27, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Enhanced Buffered Jump Securities Based on the Performance of the Worst Performing of the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due March 4, 2026

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Enhanced Buffered Jump Securities, which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement for Jump Securities and prospectus, as supplemented and modified by this document. The securities pay no interest and will instead pay an amount in cash at maturity that may be greater than or less than the stated principal amount, depending on the closing prices of the underlying stocks on the valuation date. If the final share price of each underlying stock is greater than or equal to 80% of its respective initial share price, which we refer to as the respective downside threshold level, you will receive the stated principal amount for each security that you hold at maturity plus the upside payment of $410.00 per security. However, if the final share price of either underlying stock is less than its respective downside threshold level, you will be exposed to the decline in the price of the worst performing underlying stock beyond the buffer amount of 20%, and you will lose some or a significant portion of your initial investment. The payment at maturity may be significantly less than the stated principal amount, and you could lose up to 80% of your investment. Because the payment at maturity on the securities is based on the worst performing of the underlying stocks, a decline in either final share price below 80% of its respective initial share price will result in a loss on your investment, even if the other underlying stock has appreciated or has not declined as much. The securities are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlying stocks and forgo current income and returns above the fixed upside payment in exchange for the upside payment and buffer features that in each case apply to a limited range of performance of the worst performing underlying stock. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes Program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Pricing date:	August 27, 2024
Original issue date:	August 30, 2024 (3 business days after the pricing date)
Maturity date:	March 4, 2026
Aggregate principal amount:	$620,000
Interest:	None
Underlying stocks:	Meta Platforms, Inc. class A common stock (the “META Stock”) and NVIDIA Corporation common stock (the “NVDA Stock”)
Payment at maturity:

●If the final share price of each underlying stock is greater than or equal to its respective downside threshold level:

$1,000 + the upside payment

●If the final share price of either underlying stock is less than its respective downside threshold level, meaning the price of either underlying stock has declined by more than the buffer amount of 20% from its respective initial share price to its respective final share price:

$1,000 + $[1,000 × (share percent change of the worst performing underlying stock + 20%)]

Because the share percent change of the worst performing underlying stock will be less than -20% in this scenario, the payment at maturity will be less, and potentially significantly less, than the stated principal amount of $1,000.

Upside payment:	$410.00 per security (41.00% of the stated principal amount)
Share percent change:	With respect to each underlying stock, (final share price - initial share price) / initial share price
Worst performing underlying stock:	The underlying stock that has declined the most, meaning that it has the lesser share percent change
Initial share price:	With respect to the META Stock, $519.10, which is its closing price on the pricing date With respect to the NVDA Stock, $128.30, which is its closing price on the pricing date
Downside threshold level:	With respect to the META Stock, $415.28, which is 80% of its initial share price With respect to the NVDA Stock, $102.64, which is 80% of its initial share price
Final share price:	With respect to each underlying stock, the closing price of such stock on the valuation date multiplied by the adjustment factor on such date
Valuation date:	February 27, 2026, subject to postponement for non-trading days and certain market disruption events
Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
Buffer amount:	20%
Minimum payment at maturity:	$200 per security
CUSIP / ISIN:	61776RMP6 / US61776RMP63
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$976.80 per security. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$2.50	$997.50
Total	$620,000	$1,550	$618,450

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for Jump Securities.

(3)See “Use of proceeds and hedging” on page 16.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Jump Securities dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Performance of the Worst Performing of the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due March 4, 2026

Principal at Risk Securities

Investment Summary

Principal at Risk Securities

The Enhanced Buffered Jump Securities Based on the Performance of the Worst Performing of the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due March 4, 2026 (the “securities”) can be used:

￭As an alternative to direct exposure to the underlying stocks that provides a fixed return of 41.00% per security if the final share price of each underlying stock is greater than or equal to its respective downside threshold level;

￭To enhance returns and potentially outperform the worst performing of the class A common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation in a moderately bullish or moderately bearish scenario; and

￭To obtain a buffer against a specified level of negative performance in the worst performing underlying stock.

The securities are exposed on a 1-to-1 basis to the percentage decline of the final share price of the worst performing underlying stock from its respective initial share price beyond the buffer amount of 20%. Accordingly, 80% of your principal is at risk.

Maturity:	Approximately 1.5 years
Upside payment:	$410.00 per security (41.00% of the stated principal amount), payable only if the final share price of each underlying stock is greater than or equal to its respective downside threshold level
Buffer amount:	20%
Minimum payment at maturity:	$200 per security. You could lose up to 80% of the stated principal amount of the securities.
Interest:	None

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $976.80.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the upside payment, the buffer amount and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

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Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Performance of the Worst Performing of the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due March 4, 2026

Principal at Risk Securities

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

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Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Performance of the Worst Performing of the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due March 4, 2026

Principal at Risk Securities

Key Investment Rationale

The securities provide a return based on the performance of the worst performing of the class A common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation. If the final share price of each underlying stock, as determined on the valuation date, is greater than or equal to its respective downside threshold level, you will receive the stated principal amount for each security that you hold at maturity plus the upside payment of $410.00 per security. However, if the final share price of either underlying stock is less than its respective downside threshold level, the payment due at maturity will be less, and possibly significantly less, than the stated principal amount of the securities. You could lose up to 80% of the stated principal amount of the securities.

Upside Scenario

If the final share price of each underlying stock is greater than or equal to its respective downside threshold level, the payment at maturity for each security will be equal to $1,000 plus the upside payment of $410.00.

Downside Scenario

If the final share price of either underlying stock is less than its respective downside threshold level, you will lose 1% for every 1% decline in the value of the worst performing underlying stock from its initial share price beyond the buffer amount of 20% (e.g., a 50% depreciation in the worst performing underlying stock from the respective initial share price to the respective final share price will result in a payment at maturity of $700 per security).

Because the payment at maturity of the securities is based on the worst performing of the underlying stocks, a decline in either underlying stock below its respective downside threshold level will result in a loss on your investment, even if the other underlying stock has appreciated or has not declined as much. You could lose up to 80% of your investment.

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Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Performance of the Worst Performing of the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due March 4, 2026

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the securities. The following examples are for illustrative purposes only. The payment at maturity on the securities is subject to our credit risk. The below examples are based on the following terms. The actual initial share prices and downside threshold levels are set forth on the cover of this document.

Stated Principal Amount:	$1,000 per security
Hypothetical Initial Share Price:	With respect to the META Stock: $380.00 With respect to the NVDA Stock: $100.00
Hypothetical Downside Threshold Level:	With respect to the META Stock: $304.00, which is 80% of its hypothetical initial share price With respect to the NVDA Stock: $80.00, which is 80% of its hypothetical initial share price
Upside Payment:	$410.00 per security (41.00% of the stated principal amount)
Buffer Amount:	20%
Minimum Payment at Maturity:	$200 per security
Interest:	None

EXAMPLE 1: Both underlying stocks appreciate substantially, and investors therefore receive the stated principal amount plus the upside payment.

Final share price		META Stock: $684.00 NVDA Stock: $190.00
Share percent change		META Stock: ($684.00 – $380.00) / $380.00 = 80% NVDA Stock: ($190.00 – $100.00) / $100.00 = 90%
Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $410.00
	=	$1,410.00

In example 1, the final share price for the META Stock has increased from its initial share price by 80%, and the final share price for the NVDA Stock has increased from its initial share price by 90%. Because the final share price of each underlying stock is above its respective downside threshold level, investors receive at maturity the stated principal amount plus the upside payment of $410.00 per security. Investors receive $1,410.00 per security at maturity and do not participate in the appreciation of either underlying stock. Although both underlying stocks have appreciated substantially, the return on the securities is limited to the fixed upside payment of $410.00 per security.

EXAMPLE 2: The final share prices of both underlying stocks are at or above their respective downside threshold levels, and investors therefore receive the stated principal amount plus the upside payment.

Final share price		META Stock: $361.00 NVDA Stock: $94.00
Share percent change		META Stock: ($361.00 – $380.00) / $380.00 = -5% NVDA Stock: ($94.00 – $100.00) / $100.00 = -6%
Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $410.00
	=	$1,410.00

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Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Performance of the Worst Performing of the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due March 4, 2026

Principal at Risk Securities

In example 2, the final share price for the META Stock has decreased from its initial share price by 5%, and the final share price for the NVDA Stock has decreased from its initial share price by 6%. Because the final share price of each underlying stock is above its respective downside threshold level, investors receive at maturity the stated principal amount plus the fixed upside payment of $410.00 per security. Although both underlying stocks have depreciated, investors receive $1,410.00 per security at maturity.

EXAMPLE 3: The final share price of one of the underlying stocks is less than its respective downside threshold level. Investors are therefore exposed to the negative performance of the worst performing underlying stock, and lose 1% for every 1% decline beyond the buffer amount of 20%.

Final share price		META Stock: $456.00 NVDA Stock: $70.00
Share percent change		META Stock: ($456.00 – $380.00) / $380.00 = 20% NVDA Stock: ($70.00 – $100.00) / $100.00 = -30%
Payment at maturity	=	$1,000 + [$1,000 × (share percent change of the worst performing underlying stock + 20%)]
	=	$1,000 + [$1,000 × (-30% + 20%)]
	=	$900

In example 3, the final share price for the META Stock has increased from its initial share price by 20%, and the final share price for the NVDA Stock has decreased from its initial share price by 30%. Because one of the underlying stocks has declined below its respective downside threshold level, investors do not receive the upside payment and are exposed to the negative performance of the NVDA Stock, which is the worst performing underlying stock in this example. Under these circumstances, investors lose 1% for every 1% decline in the value of the worst performing underlying stock beyond the buffer amount of 20%. In this example, investors receive a payment at maturity equal to $900 per security, resulting in a loss of 10%.

EXAMPLE 4: The final share prices of both underlying stocks are less than their respective downside threshold levels. Investors are therefore exposed to the negative performance of the worst performing underlying stock, and will lose 1% for every 1% decline beyond the buffer amount of 20%.

Final share price		META Stock: $76.00 NVDA Stock: $40.00
Share percent change		META Stock: ($76.00 – $380.00) / $380.00 = -80% NVDA Stock: ($40.00 – $100.00) / $100.00 = -60%
Payment at maturity	=	$1,000 + [$1,000 × (share percent change of the worst performing underlying stock + 20%)]
	=	$1,000 + [$1,000 × (-80% + 20%)]
	=	$400

In example 4, the final share price for the META Stock has decreased from its initial share price by 80%, and the final share price for the NVDA Stock has decreased from its initial share price by 60%. Because one or more underlying stocks have declined below their respective downside threshold levels, investors do not receive the upside payment and are exposed to the negative performance of the META Stock, which is the worst performing underlying stock in this example. Under these circumstances, investors lose 1% for every 1% decline in the value of the worst performing underlying stock beyond the buffer amount of 20%. In this example, investors receive a payment at maturity equal to $400 per security, resulting in a loss of 60%.

Because the payment at maturity of the securities is based on the worst performing of the underlying stocks, a decline in the final share price of either underlying stock to below its respective downside threshold level will result in a loss of some or a significant portion of your investment, even if the other underlying stock has appreciated or has not declined as much. You could lose up to 80% of your investment in the securities.

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Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Performance of the Worst Performing of the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due March 4, 2026

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest and provide for the minimum payment at maturity of only 20% of your principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest and provide for the minimum return of only 20% of the principal amount at maturity. At maturity, you will receive for each $1,000 stated principal amount of securities that you hold an amount in cash based upon the final share price of each underlying stock. If the final share price of either underlying stock is less than 80% of its respective initial share price, you will lose 1% of your principal for every 1% decline in the final share price of the worst performing underlying stock beyond the buffer amount of 20%. You could lose up to 80% of the stated principal amount of the securities.

￭Appreciation potential is fixed and limited. Where the final share price of each underlying stock is greater than or equal to its respective downside threshold level, the appreciation potential of the securities is limited to the fixed upside payment of $410.00 per security (41.00% of the stated principal amount), even if both underlying stocks have appreciated substantially.

￭The amount payable on the securities is not linked to the prices of the underlying stocks at any time other than the valuation date. The final share price of each underlying stock will be based on the closing price of such underlying stock on the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if the prices of both underlying stocks appreciate prior to the valuation date but the price of either underlying stock drops by the valuation date to be below its respective downside threshold level, the payment at maturity may be less, and may be significantly less, than it would have been had the payment at maturity been linked to the prices of the underlying stocks prior to such drop. Although the actual prices of the underlying stocks on the stated maturity date or at other times during the term of the securities may be higher than their respective final share prices, the payment at maturity will be based solely on the closing price of the worst performing underlying stock on the valuation date.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Morgan Stanley & Co. LLC, which we refer to as MS & Co., may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

othe values of the underlying stocks at any time (including in relation to their downside threshold levels),

othe volatility (frequency and magnitude of changes in value) of the underlying stocks,

odividend rates on the underlying stocks,

ointerest and yield rates in the market,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks or stock markets generally and which may affect the price of the underlying stocks, othe time remaining until the maturity of the securities,

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Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Performance of the Worst Performing of the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due March 4, 2026

Principal at Risk Securities

othe occurrence of certain events affecting the underlying stocks that may or may not require an adjustment to the adjustment factors, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity. In particular, you may have to sell your securities at a substantial discount from the stated principal amount if at the time of sale the price of either underlying stock is near, at or below its respective downside threshold level.

You cannot predict the future performance of the underlying stocks based on their historical performance. If the final share price of either underlying stock is less than 80% of its respective initial share price, you will be exposed on a 1-to-1 basis to the decline in the final share price of the worst performing underlying stock beyond the buffer amount. There can be no assurance that the final share price of each underlying stock will be greater than or equal to 80% of its respective initial share price so that you will receive at maturity an amount that is greater than the $1,000 stated principal amount for each security you hold, or that you will not lose some or a significant portion of your investment.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., are willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum

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Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Performance of the Worst Performing of the Class A Common Stock of Meta Platforms, Inc. and the Common Stock of NVIDIA Corporation due March 4, 2026

Principal at Risk Securities

price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

￭Investing in the securities is not equivalent to investing in the class A common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation. Investors in the securities will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share prices, the downside threshold levels, the final share prices, the share percent changes, whether a market disruption event has occurred or any antidilution adjustment will be made and the payment that you will receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the calculation of the final share prices (and of any antidilution adjustments).  These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of Securities—Postponement of Valuation Date(s),” “—Antidilution Adjustments,” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement.  In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stocks), including trading in the underlying stocks and in options contracts on the underlying stocks as well as in other instruments related to the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of an underlying stock, and, therefore, could increase the level at or above which such underlying stock must close on the valuation date so that you do not suffer a loss on your initial investment in the securities (depending also on the performance of the other underlying stock). Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the price of either underlying stock on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity (depending also on the performance of the other underlying stock).

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Stocks

￭You are exposed to the price risk of both underlying stocks. Your return on the securities is not linked to a basket consisting of both underlying stocks. Rather, it will be based upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components

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of the basket, you will be exposed to the risks related to both underlying stocks. Poor performance by either underlying stock over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stock. If the final share price of either underlying stock declines to below 80% of its respective initial share price, you will be exposed to the negative performance of the worst performing underlying stock at maturity, even if the other underlying stock has appreciated or has not declined as much. Accordingly, your investment is subject to the price risk of both underlying stocks.

￭Because the securities are linked to the performance of the worst performing underlying stock, you are exposed to greater risk of sustaining a loss on your investment than if the securities were linked to just one underlying stock. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying stock. With two underlying stocks, it is more likely that the final share price of either underlying stock will decline to below its respective downside threshold level than if the securities were linked to only one underlying stock. Therefore, it is more likely that you will suffer a loss on your investment.

￭No affiliation with Meta Platforms, Inc. or NVIDIA Corporation. Meta Platforms, Inc. and NVIDIA Corporation are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Meta Platforms, Inc. or NVIDIA Corporation in connection with this offering.

￭We may engage in business with or involving Meta Platforms, Inc. or NVIDIA Corporation without regard to your interests. We or our affiliates may presently or from time to time engage in business with Meta Platforms, Inc. or NVIDIA Corporation without regard to your interests and thus may acquire non-public information about Meta Platforms, Inc. or NVIDIA Corporation. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Meta Platforms, Inc. or NVIDIA Corporation, which may or may not recommend that investors buy or hold the underlying stock(s).

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and for certain other corporate actions involving the underlying stocks. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the market price of the securities. For example, if the record date for a regular cash dividend were to occur on or shortly before the valuation date, this may decrease the final share price to be less than the respective downside threshold level (resulting in a loss of a significant portion of your investment in the securities), materially and adversely affecting your return.

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Meta Platforms, Inc. Overview

Meta Platforms, Inc. (formerly known as Facebook, Inc.) is a social media and technology company that enables people to connect and share with friends and family through mobile devices, personal computers, virtual reality headsets and in-home devices. On June 9, 2022, the class A common stock of Meta Platforms, Inc., formerly trading under the ticker symbol “FB,” began trading under the ticker symbol “META.” The META Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Meta Platforms, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-35551 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Meta Platforms, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the META Stock is accurate or complete.

Information as of market close on August 27, 2024:

Bloomberg Ticker Symbol:	META
Exchange:	Nasdaq
Current Stock Price:	$519.10
52 Weeks Ago:	$290.26
52 Week High (on 7/5/2024):	$539.91
52 Week Low (on 10/26/2023):	$288.35
Current Dividend Yield:	0.39%

The following table sets forth the published high and low closing prices of, as well as dividends on, the META Stock for each quarter from January 1, 2021 through August 27, 2024. The closing price of the META Stock on August 27, 2024 was $519.10. The associated graph shows the closing prices of the META Stock for each day from January 1, 2019 through August 27, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the META Stock may have been adjusted for stock splits and other corporate events. The historical performance of the META Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the META Stock on the valuation date.

Class A Common Stock of Meta Platforms, Inc. (CUSIP 30303M102)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	294.53	245.64	-
Second Quarter	355.64	296.52	-
Third Quarter	382.18	336.95	-
Fourth Quarter	347.56	306.84	-
2022
First Quarter	338.54	186.63	-
Second Quarter	233.89	155.85	-
Third Quarter	183.17	134.40	-
Fourth Quarter	140.28	88.91	-
2023
First Quarter	211.94	124.74	-
Second Quarter	288.73	207.55	-
Third Quarter	325.48	283.25	-
Fourth Quarter	358.32	288.35	-
2024
First Quarter	512.19	344.47	0.50
Second Quarter	527.34	430.17	0.50
Third Quarter (through August 27, 2024)	539.91	453.41	-

We make no representation as to the amount of dividends, if any, that Meta Platforms, Inc. may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the class A common stock of Meta Platforms, Inc.

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Class A Common Stock of Meta Platforms, Inc. – Daily Closing Prices January 1, 2019 to August 27, 2024

This document relates only to the securities referenced hereby and does not relate to the META Stock or other securities of Meta Platforms, Inc. We have derived all disclosures contained in this document regarding the META Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Meta Platforms, Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Meta Platforms, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the META Stock (and therefore the price of the META Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Meta Platforms, Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the META Stock.

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NVIDIA Corporation Overview

NVIDIA Corporation is a visual computing company. The NVDA Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by NVIDIA Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-23985 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding NVIDIA Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the NVDA Stock is accurate or complete.

Information as of market close on August 27, 2024:

Bloomberg Ticker Symbol:	NVDA
Exchange:	Nasdaq
Current Stock Price:	$128.30
52 Weeks Ago:	$46.84
52 Week High (on 6/18/2024):	$135.58
52 Week Low (on 10/26/2023):	$40.33
Current Dividend Yield:	0.03%

The following table sets forth the published high and low closing prices of, as well as dividends on, the NVDA Stock for each quarter from January 1, 2021 through August 27, 2024. The closing price of the NVDA Stock on August 27, 2024 was $128.30. The associated graph shows the closing prices of the NVDA Stock for each day from January 1, 2019 through August 27, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the NVDA Stock may have been adjusted for stock splits and other corporate events. The historical performance of the NVDA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the NVDA Stock on the valuation date.

Common Stock of NVIDIA Corporation (CUSIP 67066G104)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	15.3303	11.5933	0.004
Second Quarter	20.0268	13.6653	0.004
Third Quarter	22.843	18.161	0.004
Fourth Quarter	33.376	19.732	0.004
2022
First Quarter	30.121	21.330	0.004
Second Quarter	27.360	15.159	0.004
Third Quarter	19.215	12.139	0.004
Fourth Quarter	18.072	11.227	0.004
2023
First Quarter	27.777	14.265	0.004
Second Quarter	43.808	26.241	0.004
Third Quarter	49.355	40.855	0.004
Fourth Quarter	50.409	40.326	0.004
2024
First Quarter	95.002	47.569	0.004
Second Quarter	135.58	76.20	0.01
Third Quarter (through August 27, 2024)	134.91	98.91	-

We make no representation as to the amount of dividends, if any, that NVIDIA Corporation may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of NVIDIA Corporation.

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Common Stock of NVIDIA Corporation – Daily Closing Prices January 1, 2019 to August 27, 2024

This document relates only to the securities referenced hereby and does not relate to the NVDA Stock or other securities of NVIDIA Corporation. We have derived all disclosures contained in this document regarding the NVDA Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to NVIDIA Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding NVIDIA Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the NVDA Stock (and therefore the price of the NVDA Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning NVIDIA Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the NVDA Stock.

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 and integral multiples thereof
Underlying stock issuer:

With respect to the META Stock, Meta Platforms, Inc.

With respect to the NVDA Stock, NVIDIA Corporation

The accompanying product supplement refers to each underlying stock issuer as an “underlying company.”

Postponement of maturity date:

If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that valuation date as postponed.

Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for Jump Securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for Jump Securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for Jump Securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:	The proceeds from the sale of the securities will be used by us for general corporate purposes. We will

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receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying stocks, in futures and/or options contracts on the underlying stocks, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of either underlying stock, and, therefore, could increase the price at or above which such underlying stock must close on the valuation date so that you do not suffer a loss on your initial investment in the securities (depending also on the performance of the other underlying stock). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the valuation date, by purchasing and selling the underlying stocks, futures or options contracts on the underlying stocks or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the price of either underlying stock, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity (depending also on the performance of the other underlying stock). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for Jump Securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for Jump Securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan

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Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement for Jump Securities if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Jump Securities dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for Jump Securities or in the prospectus.

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